UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2023
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 Codexis, Inc.
(Exact name of registrant as specified in its charter)
_________________________________

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code (650) 421-8100
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading	Name of Each Exchange on Which Registered
Symbols(s)
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02	Results of Operations and Financial Condition.
On July 20, 2023 Codexis, Inc. (the “Company”) announced certain of its preliminary unaudited financial results for the quarter ended June 30, 2023, reiterated and provided new financial guidance, and provided an overview of certain updates in connection with its ongoing strategy to focus resources on programs with the strongest commercial opportunity and greatest probability of near-term success. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 20, 2023, in alignment with its enhanced strategic focus, the Company publicly announced and informed its employees that it was implementing a workforce reduction of approximately 25%. This measure was implemented in support of the Company’s organizational streamlining to focus on the continued advancement and commercialization of its Enzyme-Catalyzed Oligonucleotide (ECO) Synthesis™ platform and its highly complementary Pharmaceutical Manufacturing business.

The Company expects the payment of post-employment benefits to impacted employees, as well as the payment of other expenses such as related tax costs, will result in the Company recording an expense of approximately $2.9 million. The Company anticipates this expense will be recognized in the third quarter of 2023 and paid primarily during the same period. The Company expects the workforce reduction to be substantially completed by September 30, 2023.

The charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in applicable jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

In addition, as part of this enhanced strategic focus, the Company is also streamlining operations by discontinuing investment in certain development programs, primarily in Biotherapeutics, and consolidating operations to its headquarters which may result in write-downs of assets and additional charges. The Company is currently not able to provide an estimate of the timing or the amount, if any, of these potential write-downs and charges it may incur. The Company will file an amendment to this Current Report on Form 8-K, as necessary, if and when such amounts become estimable.

Item 2.06 Material Impairments.

The information set forth under Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements regarding the intended benefits of the Company’s refined corporate strategy; the number of employees impacted by the reduction in force; and the Company’s expectations regarding the timing of such costs and the timing of completion of the reduction in force. Undue reliance should not be placed on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. Information about factors that could materially affect actual results can be found in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 4, 2023, including under the caption “Risk Factors,” and in the Company’s other periodic reports filed with the SEC. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated July 20, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 20, 2023

CODEXIS, INC.

By:	/s/ Sriram Ryali
Name:	Sriram Ryali
Title:	Chief Financial Officer